Exhibit 23.4


             [Kemper Securities, Inc. Letterhead]






           -- CONSENT OF INVESTMENT BANKING FIRM --



     We hereby consent to the use of our firm's name in the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission and the joint Prospectus/Proxy Statement of AMBANC Corp. and First Robinson Bancorp contained therein relating to the Merger, as defined therein, and consent to references to our fairness opinion in such Registration Statement and joint Prospectus/Proxy Statement. We further consent to the filing of the aforementioned fairness opinion as an exhibit to each of the Registration Statement and joint Prospectus/Proxy Statement. Our fairness opinion is to be dated of even date with the joint Prospectus/Proxy Statement when, as, and if declared effective, provided that conditions at that time warrant the giving of such fairness opinion.



                                  /s/ Kemper Securities, Inc.

                                  KEMPER SECURITIES, INC.

Date:  August 25, 1995


















 Member New York Stock Exchange and other principal exchanges

0002\10\s-4\exh-23.4